UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2022
Meta Platforms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road, Menlo Park, California 94025
(Address of principal executive offices and Zip Code)

(650) 543-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	FB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2022, Sheryl Sandberg informed Meta Platforms, Inc. (the “Company”) of her decision to resign from her position as Chief Operating Officer of the Company after a transition period. Following her resignation as Chief Operating Officer, Ms. Sandberg will continue to serve as a member of the Company’s Board of Directors (the “Board”). The Board expects to appoint Javier Olivan as Chief Operating Officer of the Company, to be effective upon the conclusion of such transition period.

Mr. Olivan has served in various positions with the Company since October 2007, most recently as the Company’s Chief Growth Officer and Vice President, Cross-Meta Products and Infrastructure since January 2022. Mr. Olivan previously served as the Company’s Vice President, Central Products from May 2018 to January 2022, Vice President, Growth from November 2011 to May 2018, and Head of International Growth from October 2007 to November 2011. Prior to joining the Company, Mr. Olivan served in various roles at Siemens AG.

At the time of this report, the Company has not entered into any compensation arrangements with Mr. Olivan in connection with the announcement described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date:	June 1, 2022	By:	/s/ Katherine R. Kelly
		Name:	Katherine R. Kelly
		Title:	Vice President, Deputy General Counsel and Secretary